UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
180 CONNECT INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51456	20-2650200
(Commission File No.)	(IRS Employer Identification No.)
6501 E. Belleview Avenue
Englewood, Colorado 80111
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 395-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 4, 2008, the Board of Directors of 180 Connect Inc. (the “Company”) amended Article III, Section 8 of the Company’s Bylaws to state that the presence of a majority of the voting power of all issued and outstanding shares of capital stock of the corporation shall constitute a quorum for the transaction of business and that the affirmative vote of the majority (plurality in the case of election of directors) of voting power entitled to vote shall be the act of the stockholders. The amended Bylaws also provide that where a separate vote by a class or classes or series is required, the presence of a majority of the outstanding voting power of a class or classes or series, shall constitute a quorum entitled to take action with respect to the vote on that matter and that the affirmative vote of the majority (plurality, in the case of the election of directors) of voting power of such class or classes or series shall be the act of such class or classes or series.
     The Bylaws had previously provided that the presence of a majority of the holders of outstanding shares would constitute a quorum for the transaction of business and that the affirmative vote of the majority (plurality in the case of election of directors) of shares entitled to vote shall be the act of the stockholders. The Bylaws also previously provided that where a separate vote by a class or classes or series is required, the presence of a majority of the outstanding shares of a class or classes or series, shall constitute a quorum entitled to take action with respect to the vote on that matter and that the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series shall be the act of such class or classes or series.
     The amendments to the Bylaws were made in order to clarify that the voting power of the Company’s special voting share of preferred stock which votes on behalf of the Company’s exchangeable shares is included in any determination regarding the presence of a quorum and in any vote of the Company’s shares.
     The foregoing summary of the amendments to the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the complete copy of the Amended and Restated Bylaws of the Company attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.
     On June 4, 2008, the Company issued a press release announcing that its Board of Directors approved July 8, 2008 as the date for a special meeting of stockholders to vote on the proposed acquisition of 180 Connect by DIRECTV Enterprises, LLC and has approved June 4, 2008 as the record date for the meeting. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of 180 Connect Inc.

99.1	Press Release dated as of June 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

180 CONNECT INC.
By:	/s/ Steven Westberg
Steven Westberg
Chief Financial Officer

Dated: June 4, 2008

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